Exhibit 99.1

The Antitrust Division Closes Its Inquiry of
 Comtech Telecommunication Corp.’s Verso Acquisition with No Action

Melville, New York – January 20, 2009 – On January 20, 2009, Comtech Telecommunications Corp. ("Comtech") (NASDAQ: CMTL) announced that the Antitrust Division of the United States Department of Justice (“Antitrust Division”) closed its inquiry into Comtech EF Data Corp.’s acquisition of the network backhaul assets and certain product lines of Verso Technologies.

Comtech fully cooperated with the inquiry on a voluntary basis and the Antitrust Division closed its inquiry without issuance of a subpoena.

Mr. Kornberg stated, “We are pleased that we were able to assist the Antitrust Division in quickly completing its inquiry of our acquisition.”

Comtech closed the asset acquisition of Verso Technologies in July 2008.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company's Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.

PCMTL
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Media Contacts:

Michael D. Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com